ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES

Exhibit 21.1
Subsidiaries of Registrant

14SM TT Owner LLC	Delaware
ACREG 12151 Jefferson NL LLC	Delaware
ACREG 3100 South Mall NL LLC	Delaware
ACREG Barclay Square Investment LLC	Delaware
ACREG DLC Holdings LLC	Delaware
ACREG Ellicott Investment LLC	Delaware
ACREG Grand Reserve Investment LLC	Delaware
ACREG Investment Acquisitions LLC	Delaware
ACREG Investment Holdings LLC	Delaware
ACREG Mid-Century Investment LLC	Delaware
ACREG MS Holdings LLC	Delaware
ACREG PA PE I LLC	Delaware
ACREG Pine Creek Investment LLC	Delaware
ACREG PM 4 GP Investor LLC	Delaware
ACREG PM 4 Holdings LLC	Delaware
ACREG PM 4 LP Investor LLC	Delaware
ACREG PT Holdings LLC	Delaware
ACREG Tops Holdings LLC	Delaware
ACREG Tops Investment LLC	Delaware
ACREG TTTX Investment LLC	Delaware
Amherst TK Owner LLC	Delaware
Annaly Capital Fund Advisors LLC	Delaware
Annaly Capital Management, Inc.	Maryland
Annaly Commercial Real Estate Group, Inc.	Maryland
Annaly CRE FXD Holdings LLC	Delaware
Annaly CRE Holdings LLC	Delaware
Annaly CRE KF07 B Holder LLC	Delaware
Annaly CRE KLH1 B Holder LLC	Delaware
Annaly CRE KLSF B Holder LLC	Delaware
Annaly CRE L LLC	Delaware
Annaly CRE LLC	Delaware
Annaly CRE Sub Holding LLC	Delaware
Annaly CRE WF LLC	Delaware
Annaly CRE WF Parent LLC	Delaware
Annaly Credit Opportunities GP LLC	Delaware
Annaly Credit Opportunities Management LLC	Delaware
Annaly Credit Opportunities Offshore Fund LP	Cayman Islands
Annaly Credit Opportunities Onshore Fund LP	Delaware
Annaly Credit Opportunities Offshore Subsidiary LLC	Delaware
Annaly ESPC JVIA Investment LLC	Delaware
Annaly Funding LLC	Delaware
Annaly Funding TRS LLC	Delaware
Annaly Middle Market Lending LLC	Delaware
Annaly MML Funding II LLC	Delaware
Annaly MML Funding LLC	Delaware
Annaly Net Lease Holdings LLC	Delaware

Annaly NVTS JVIB Investment LLC	Delaware
Annaly Social Impact LLC	Delaware
Barclay Square Owner LLC	Delaware
Barclay Square Venture LLC	Delaware
Beach Improvements Owner LLC	Delaware
Cheektowaga TK Owner LLC	Delaware
Chillicothe TK Owner II LLC	Delaware
Chillicothe TK Owner LLC	Delaware
CreXuS NV Holdings 1 LLC	Delaware
CreXus S Holdings (Holding Co) LLC	Delaware
Cross Timbers TT Owner LLC	Delaware
Crossroads Improvements Owner LLC	Delaware
Ellicott Owner LLC	Delaware
Ellicott Venture LLC	Delaware
Fayette Place Improvements Owner LLC	Delaware
Flower Mound TT Owner LLC	Delaware
Grand Reserve Borrower, LLC	Delaware
Grand Reserve Venture, LLC	Delaware
Hatteras Financial Corp.	Maryland
Heritage Heights TT Owner LLC	Delaware
HG TT Owner LLC	Delaware
Highlands TT Owner LLC	Delaware
Irondequoit TK Owner LLC	Delaware
Jamestown TK Owner LLC	Delaware
Josey Oaks TT Owner LLC	Delaware
LeRoy TK Owner LLC	Delaware
Loganville TK Owner LLC	Delaware
Mahopac Improvements Owner LLC	Delaware
Mid-Century Holdings, LLC	Delaware
Mid-Century Joint Member, LLC	Delaware
Mid-Valley Improvements Owner LLC	Delaware
NLY 2014-FL1 Depositor LLC	Delaware
Onslow Bay Financial LLC	North Carolina
Onslow Bay Funding LLC	Delaware
Ontario TK Owner LLC	Delaware
Orchard Park TK Owner LLC	Delaware
Park West TT Owner LLC	Delaware
Penfield TK Owner LLC	Delaware
Pine Creek Owner LLC	Delaware
Pine Creek Venture LLC	Delaware
Pingora MSR JV Feeder I-B, LP	Delaware
Pingora MSR JV I-A, LP	Delaware
Pingora MSR JV I-B, LP	Delaware
Pioneer Plaza TT Owner LLC	Delaware
RCap Securities, Inc.	Maryland
SS TT Owner LLC	Delaware
Suncreek Village TT Owner LLC	Delaware
TK11 Holdings LLC	Delaware
TK11 Venture LLC	Delaware
Truman Insurance Company LLC	Missouri

TTTX Venture LLC	Delaware
University Place Improvements Owner LLC	Delaware
Warsaw TK Owner LLC	Delaware
Wind River GP LLC	North Carolina
Wind River TRS LLC	Delaware